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Hilton Reports Fourth Quarter and Full Year Results

MCLEAN, VA (February 16, 2022) - Hilton Worldwide Holdings Inc. ("Hilton" or the "Company") (NYSE: HLT) today reported its fourth quarter and full year 2021 results. The following results reflect the material impact that the coronavirus ("COVID-19") pandemic has had on Hilton's business. Highlights include:

•Diluted EPS was $0.52 for the fourth quarter and $1.46 for the full year, and diluted EPS, adjusted for special items, was $0.72 for the fourth quarter and $2.08 for the full year

•Net income was $148 million for the fourth quarter and $407 million for the full year

•Adjusted EBITDA was $512 million for the fourth quarter and $1,629 million for the full year

•System-wide comparable RevPAR increased 104.2 percent and 60.4 percent, on a currency neutral basis, for the fourth quarter and full year, respectively, from the same periods in 2020

•System-wide comparable RevPAR was down 13.5 percent and 30.0 percent, on a currency neutral basis, for the fourth quarter and full year, respectively, compared to the same periods in 2019

•Approved 26,000 new rooms for development during the fourth quarter, bringing Hilton's development pipeline to 408,000 rooms as of December 31, 2021

•Added 16,100 rooms to Hilton's system in the fourth quarter, contributing to 55,100 net additional rooms in Hilton's system for the full year, which represented 5.6 percent net unit growth from December 31, 2020

•Full year 2022 net unit growth is expected to be approximately 5 percent

Overview

Christopher J. Nassetta, President & Chief Executive Officer of Hilton, said, "We were pleased to see continued recovery throughout 2021, with our fourth quarter showing strong results versus 2019. Although new variants of the virus have had some short-term impact, we are optimistic about the acceleration of recovery across all segments during 2022. We remain confident in the future of our business and our ability to continue to drive strong net unit growth and free cash flow, fueled by higher margins."

During the three months and year ended December 31, 2021, while the COVID-19 pandemic continued to negatively impact Hilton's business and hotel operating statistics, Hilton experienced significant improvement in its results compared to 2020 attributable to increased travel and tourism. As a result of the pandemic, certain hotels suspended operations at various times throughout 2020, but the majority of those hotels were reopened by the beginning of 2021. In line with the recovery, although some hotels did suspend operations during the year ended December 31, 2021, reopenings significantly outpaced suspensions. As such, the operations of only approximately 360 hotels, primarily located in the U.S. and Europe, were suspended for some period of time during the year ended December 31, 2021, as compared to approximately 1,280 hotels during the year ended December 31, 2020. Nearly all of the hotels that suspended operations at some point since the start of the pandemic had reopened as of December 31, 2021.

For the three months and year ended December 31, 2021, system-wide comparable RevPAR increased 104.2 percent and 60.4 percent, respectively, compared to the same periods in 2020, due to increases in both occupancy and ADR. For the three months and year ended December 31, 2021, fee revenues increased 91 percent and 60 percent, respectively, compared to the same periods in 2020. For comparison to pre-pandemic results, system-wide comparable RevPAR for the three months and year ended December 31, 2021 were down 13.5 percent and 30.0 percent, respectively, compared to the three months and year ended December 31, 2019.

For the three months ended December 31, 2021, diluted EPS was $0.52 and diluted EPS, adjusted for special items, was $0.72 compared to $(0.81) and $(0.10), respectively, for the three months ended December 31, 2020. Net income (loss) and Adjusted EBITDA were $148 million and $512 million, respectively, for the three months ended December 31, 2021, compared to $(225) million and $204 million, respectively, for the three months ended December 31, 2020.

For the year ended December 31, 2021, diluted EPS was $1.46 and diluted EPS, adjusted for special items, was $2.08 compared to $(2.58) and $0.10, respectively, for the year ended December 31, 2020. Net income (loss) and Adjusted EBITDA were $407 million and $1,629 million, respectively, for the year ended December 31, 2021, compared to $(720) million and $842 million, respectively, for the year ended December 31, 2020.

Development

In the fourth quarter of 2021, Hilton opened 94 new hotels totaling 16,100 rooms and achieved net unit growth of 13,100 rooms. During the full year 2021, Hilton opened 414 new hotels totaling 67,100 rooms and achieved net unit growth of 55,100 rooms.
During the quarter, Hilton continued the expansion of its luxury portfolio with the openings of the Conrad Tulum Riviera Maya in Mexico and the Conrad Jiuzhaigou in China and also opened the Hilton Cancun in Mexico, the latest addition to Hilton's rapidly expanding portfolio of all-inclusive properties. Further, Hilton continues to see growth in its focused service brands, with Hampton by Hilton opening over 30 hotels representing 4,300 rooms during the fourth quarter.

As of December 31, 2021, Hilton's development pipeline totaled nearly 2,670 hotels representing nearly 408,000 rooms throughout 115 countries and territories, including 28 countries and territories where Hilton does not currently have any existing hotels. Additionally, of the rooms in the development pipeline, 198,000 of the rooms were under construction and 249,600 of the rooms were located outside the U.S.

Balance Sheet and Liquidity

As of December 31, 2021, Hilton had $8.9 billion of long-term debt outstanding, excluding deferred financing costs and discount, with a weighted average interest rate of 3.99 percent. Excluding finance lease liabilities and other debt of Hilton's consolidated variable interest entities, Hilton had $8.6 billion of long-term debt outstanding with a weighted average interest rate of 3.95 percent and no scheduled maturities until 2025. No amounts were outstanding under Hilton's $1.75 billion senior secured revolving credit facility as of December 31, 2021, which had an available borrowing capacity of $1,690 million after considering $60 million of outstanding letters of credit. Total cash and cash equivalents were $1,512 million as of December 31, 2021, including $85 million of restricted cash and cash equivalents.

Conference Call

Hilton will host a conference call to discuss fourth quarter and full year 2021 results on February 16, 2022 at 10:00 a.m. Eastern Time. Participants may listen to the live webcast by logging on to the Hilton Investor Relations website at https://ir.hilton.com/events-and-presentations. A replay and transcript of the webcast will be available within 24 hours after the live event at https://ir.hilton.com/financial-reporting/quarterly-results/2021.

Alternatively, participants may listen to the live call by dialing 1-888-317-6003 in the United States ("U.S.") or 1-412-317-6061 internationally using the conference ID 6060716. Participants are encouraged to dial into the call or link to the webcast at least fifteen minutes prior to the scheduled start time. A telephone replay will be available for seven days following the call. To access the telephone replay, dial 1-877-344-7529 in the U.S. or 1-412-317-0088 internationally using the conference ID 8884149.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include, but are not limited to, statements related to the expectations regarding the impact of and recovery from the COVID-19 pandemic, the performance of Hilton's business, financial results, liquidity and capital resources and other non-historical statements. In some cases, these forward-looking statements can be identified by the use of words such as "outlook," "believes," "expects," "potential," "continues," "may," "will," "should," "could," "seeks," "projects," "predicts," "intends," "plans," "estimates," "anticipates" or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks and uncertainties including, among others, risks inherent to the hospitality industry, macroeconomic factors beyond Hilton's control, such as challenges due to labor shortages and supply chain disruptions, risks related to the impact of the COVID-19 pandemic, including as a result of new strains or variants of the virus and uncertainty of acceptance of the COVID-19 vaccines and their effectiveness, competition for hotel guests and management and franchise contracts, risks related to doing business with third-party hotel owners, performance of Hilton's information technology systems, growth of reservation channels outside of Hilton's system, risks of doing business outside of the U.S. and Hilton's indebtedness. Additional factors that could cause Hilton's results to differ materially from those described in the forward-looking statements can be found under the section entitled "Part I—Item 1A. Risk Factors" of Hilton's Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed with the Securities and Exchange Commission (the "SEC"), as such factors may be updated from time to time in Hilton's periodic filings with the SEC, including Hilton's Annual Report on Form 10-K for the fiscal year ended December 31, 2021, which is expected to be filed on or about the date of this press release, which are accessible on the SEC's website at www.sec.gov. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this press release and in Hilton's filings with the SEC. The Company undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law.

Definitions

See the "Definitions" section for the definition of certain terms used within this press release, including within the schedules.

Non-GAAP Financial Measures

The Company refers to certain financial measures that are not recognized under U.S. generally accepted accounting principles ("GAAP") in this press release, including: net income (loss), adjusted for special items; diluted EPS, adjusted for special items; EBITDA; Adjusted EBITDA; Adjusted EBITDA margin; net debt; and net debt to Adjusted EBITDA ratio. See the schedules to this press release, including the "Definitions" section, for additional information and reconciliations of such non-GAAP financial measures.

About Hilton

Hilton (NYSE: HLT) is a leading global hospitality company with a portfolio of 18 world-class brands comprising more than 6,800 properties and more than 1 million rooms in 122 countries and territories. Dedicated to fulfilling its founding vision to fill the earth with the light and warmth of hospitality, Hilton has welcomed more than 3 billion guests in its more than 100-year history, earned a top spot on the 2021 World's Best Workplaces list and been recognized as a global leader on the Dow Jones Sustainability Indices for five consecutive years. In 2021, in addition to opening more than one hotel a day, Hilton introduced several industry-leading technology enhancements to improve the guest experience, including Digital Key Share, automated complimentary room upgrades and the ability to book confirmed connecting rooms. Through the award-winning guest loyalty program Hilton Honors, the nearly 128 million members who book directly with Hilton can earn Points for hotel stays and experiences money can't buy. With the free Hilton Honors app, guests can book their stay, select their room, check in, unlock their door with a Digital Key and check out, all from their smartphone. Visit newsroom.hilton.com for more information, and connect with Hilton on facebook.com/hiltonnewsroom, twitter.com/hiltonnewsroom, linkedin.com/company/hilton, instagram.com/hiltonnewsroom and youtube.com/hiltonnewsroom.

HILTON WORLDWIDE HOLDINGS INC.
EARNINGS RELEASE SCHEDULES

HILTON WORLDWIDE HOLDINGS INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited, in millions, except share and per share data)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2021	2020	2021	2020
Revenues
Franchise and licensing fees	$431	$233	$1,493	$945
Base and other management fees	60	31	176	123
Incentive management fees	38	13	98	38
Owned and leased hotels	222	86	598	421
Other revenues	23	21	79	73
	774	384	2,444	1,600
Other revenues from managed and franchised properties	1,062	506	3,344	2,707
Total revenues	1,836	890	5,788	4,307

Expenses
Owned and leased hotels	227	142	679	620
Depreciation and amortization	45	62	188	331
General and administrative	103	122	405	311
Reorganization costs	—	3	—	41
Impairment losses	—	122	—	258
Other expenses	14	12	45	60
	389	463	1,317	1,621
Other expenses from managed and franchised properties	1,115	622	3,454	3,104
Total expenses	1,504	1,085	4,771	4,725

Gain (loss) on sales of assets, net	1	—	(7)	—

Operating income (loss)	333	(195)	1,010	(418)

Interest expense	(95)	(113)	(397)	(429)
Loss on foreign currency transactions	(8)	(11)	(7)	(27)
Loss on debt extinguishments	—	(48)	(69)	(48)
Other non-operating income (loss), net	7	18	23	(2)

Income (loss) before income taxes	237	(349)	560	(924)

Income tax benefit (expense)	(89)	124	(153)	204

Net income (loss)	148	(225)	407	(720)
Net loss (income) attributable to noncontrolling interests	(1)	1	3	5
Net income (loss) attributable to Hilton stockholders	$147	$(224)	$410	$(715)

Weighted average shares outstanding:
Basic	279	278	279	277
Diluted(1)	282	278	281	277

Earnings (loss) per share:
Basic	$0.53	$(0.81)	$1.47	$(2.58)
Diluted(1)	$0.52	$(0.81)	$1.46	$(2.58)

Cash dividends declared per share	$—	$—	$—	$0.15
____________
(1)The weighted average shares outstanding used in the calculation of diluted loss per share for the three months and year ended December 31, 2020 were revised from the previously reported amounts. Refer to “Reconciliations of Non-GAAP Financial Measures – Net Income (Loss) and Diluted EPS, Adjusted for Special Items” for additional information.

HILTON WORLDWIDE HOLDINGS INC.
COMPARABLE AND CURRENCY NEUTRAL SYSTEM-WIDE HOTEL OPERATING STATISTICS
BY REGION
(unaudited)

	Three Months Ended December 31,
	Occupancy			ADR		RevPAR
	2021	vs. 2020		2021	vs. 2020	2021	vs. 2020
U.S.	63.3%	21.8%	pts.	$141.29	37.4%	$89.38	109.7%
Americas (excluding U.S.)	53.8	26.7		118.53	26.1	63.81	149.9
Europe	56.8	34.1		134.48	62.4	76.35	305.8
Middle East & Africa	67.1	28.2		164.73	29.5	110.48	123.5
Asia Pacific	52.5	(4.3)		104.16	6.7	54.73	(1.4)
System-wide	61.3	20.7		137.29	35.2	84.14	104.2

	Year Ended December 31,
	Occupancy			ADR		RevPAR
	2021	vs. 2020		2021	vs. 2020	2021	vs. 2020
U.S.	60.8%	18.8%	pts.	$132.94	13.8%	$80.88	64.5%
Americas (excluding U.S.)	44.0	15.8		111.68	3.7	49.17	61.7
Europe	41.9	13.6		121.84	12.6	51.10	66.7
Middle East & Africa	52.6	18.1		139.02	10.0	73.08	67.7
Asia Pacific	50.5	6.0		101.08	4.0	51.06	18.1
System-wide	57.2	16.9		128.82	12.9	73.65	60.4

HILTON WORLDWIDE HOLDINGS INC.
COMPARABLE AND CURRENCY NEUTRAL SYSTEM-WIDE HOTEL OPERATING STATISTICS
BY BRAND
(unaudited)

	Three Months Ended December 31,
	Occupancy			ADR		RevPAR
	2021	vs. 2020		2021	vs. 2020	2021	vs. 2020
Waldorf Astoria Hotels & Resorts	55.1%	23.9%	pts.	$596.43	42.2%	$328.51	151.2%
Conrad Hotels & Resorts	55.5	19.2		238.27	27.9	132.32	95.7
Canopy by Hilton	59.0	30.3		155.67	28.8	91.83	165.1
Hilton Hotels & Resorts	53.3	23.6		161.82	33.1	86.22	139.0
Curio Collection by Hilton	59.1	26.1		212.69	37.1	125.62	145.3
DoubleTree by Hilton	55.8	21.1		124.55	36.3	69.55	118.8
Tapestry Collection by Hilton	59.7	26.9		151.38	32.9	90.32	141.9
Embassy Suites by Hilton	61.5	25.9		155.14	37.3	95.45	137.2
Hilton Garden Inn	61.8	21.8		124.40	38.6	76.92	114.3
Hampton by Hilton	64.8	17.8		118.35	31.3	76.69	81.2
Tru by Hilton	65.3	19.1		111.64	34.0	72.92	89.2
Homewood Suites by Hilton	74.3	16.5		133.66	27.1	99.33	63.5
Home2 Suites by Hilton	74.3	16.9		119.32	25.9	88.67	63.0
System-wide	61.3	20.7		137.29	35.2	84.14	104.2

	Year Ended December 31,
	Occupancy			ADR		RevPAR
	2021	vs. 2020		2021	vs. 2020	2021	vs. 2020
Waldorf Astoria Hotels & Resorts	45.5%	13.0%	pts.	$556.40	45.7%	$252.99	104.1%
Conrad Hotels & Resorts	43.4	11.3		215.81	9.1	93.66	47.4
Canopy by Hilton	48.0	19.3		150.78	10.2	72.32	84.4
Hilton Hotels & Resorts	44.8	13.6		152.24	7.9	68.19	54.9
Curio Collection by Hilton	49.8	17.9		199.00	18.7	99.04	85.6
DoubleTree by Hilton	50.4	15.5		117.82	10.3	59.35	59.3
Tapestry Collection by Hilton	53.6	19.8		141.98	17.2	76.07	86.0
Embassy Suites by Hilton	56.7	19.7		146.67	10.9	83.12	70.0
Hilton Garden Inn	58.7	18.7		117.53	13.7	68.94	66.9
Hampton by Hilton	63.3	18.0		114.14	15.2	72.23	61.2
Tru by Hilton	65.6	21.6		107.40	21.7	70.51	81.5
Homewood Suites by Hilton	73.9	17.5		125.57	9.7	92.82	43.7
Home2 Suites by Hilton	74.6	19.6		114.14	13.3	85.20	53.6
System-wide	57.2	16.9		128.82	12.9	73.65	60.4

HILTON WORLDWIDE HOLDINGS INC.
COMPARABLE AND CURRENCY NEUTRAL SYSTEM-WIDE HOTEL OPERATING STATISTICS
BY SEGMENT
(unaudited)

	Three Months Ended December 31,
	Occupancy			ADR		RevPAR
	2021	vs. 2020		2021	vs. 2020	2021	vs. 2020
Management and franchise	61.5%	20.6%	pts.	$136.67	35.3%	$84.04	103.5%
Ownership(1)	47.7	26.5		189.34	14.7	90.27	158.0
System-wide	61.3	20.7		137.29	35.2	84.14	104.2

	Year Ended December 31,
	Occupancy			ADR		RevPAR
	2021	vs. 2020		2021	vs. 2020	2021	vs. 2020
Management and franchise	57.5%	17.1%	pts.	$128.44	13.1%	$73.91	60.8%
Ownership(1)	33.2	7.9		172.10	1.5	57.22	33.4
System-wide	57.2	16.9		128.82	12.9	73.65	60.4
____________
(1)Includes hotels leased by entities in which Hilton owns a noncontrolling financial interest.

HILTON WORLDWIDE HOLDINGS INC.
PROPERTY SUMMARY
As of December 31, 2021

	Owned / Leased(1)		Managed		Franchised		Total
	Properties	Rooms	Properties	Rooms	Properties	Rooms	Properties	Rooms
Waldorf Astoria Hotels & Resorts
U.S.	—	—	12	4,535	—	—	12	4,535
Americas (excluding U.S.)	—	—	2	261	—	—	2	261
Europe	2	463	4	898	—	—	6	1,361
Middle East & Africa	—	—	5	1,224	—	—	5	1,224
Asia Pacific	—	—	6	1,259	—	—	6	1,259
LXR Hotels & Resorts
U.S.	—	—	—	—	3	426	3	426
Americas (excluding U.S.)	—	—	—	—	1	76	1	76
Europe	—	—	2	383	—	—	2	383
Middle East & Africa	—	—	1	41	1	234	2	275
Asia Pacific	—	—	—	—	1	114	1	114
Conrad Hotels & Resorts
U.S.	—	—	6	2,211	1	1,496	7	3,707
Americas (excluding U.S.)	—	—	3	787	—	—	3	787
Europe	—	—	4	1,155	—	—	4	1,155
Middle East & Africa	1	614	3	1,569	—	—	4	2,183
Asia Pacific	1	164	22	6,430	1	659	24	7,253
Canopy by Hilton
U.S.	—	—	—	—	23	3,908	23	3,908
Americas (excluding U.S.)	—	—	2	272	—	—	2	272
Europe	—	—	1	123	4	917	5	1,040
Middle East & Africa	—	—	1	200	—	—	1	200
Asia Pacific	—	—	4	614	—	—	4	614
Signia by Hilton
U.S.	—	—	1	1,009	—	—	1	1,009
Hilton Hotels & Resorts
U.S.	—	—	59	44,137	187	59,017	246	103,154
Americas (excluding U.S.)	1	405	28	10,682	26	7,826	55	18,913
Europe	39	11,514	45	15,388	43	11,268	127	38,170
Middle East & Africa	5	1,992	37	12,659	3	1,565	45	16,216
Asia Pacific	5	2,999	113	39,481	7	2,849	125	45,329
Curio Collection by Hilton
U.S.	—	—	7	3,272	59	12,578	66	15,850
Americas (excluding U.S.)	—	—	2	99	12	1,750	14	1,849
Europe	—	—	4	360	20	2,827	24	3,187
Middle East & Africa	—	—	4	741	2	557	6	1,298
Asia Pacific	—	—	4	773	2	248	6	1,021
DoubleTree by Hilton
U.S.	—	—	34	11,450	339	76,905	373	88,355
Americas (excluding U.S.)	—	—	3	587	34	6,745	37	7,332
Europe	—	—	14	3,741	108	18,286	122	22,027
Middle East & Africa	—	—	17	4,599	5	568	22	5,167
Asia Pacific	—	—	76	20,625	5	1,395	81	22,020

(continued on next page)

HILTON WORLDWIDE HOLDINGS INC.
PROPERTY SUMMARY (continued)
As of December 31, 2021

	Owned / Leased(1)		Managed		Franchised		Total
	Properties	Rooms	Properties	Rooms	Properties	Rooms	Properties	Rooms
Tapestry Collection by Hilton
U.S.	—	—	—	—	63	7,543	63	7,543
Americas (excluding U.S.)	—	—	1	138	4	354	5	492
Europe	—	—	—	—	3	162	3	162
Asia Pacific	—	—	1	266	1	175	2	441
Embassy Suites by Hilton
U.S.	—	—	40	10,585	210	47,063	250	57,648
Americas (excluding U.S.)	—	—	3	667	5	1,336	8	2,003
Motto by Hilton
U.S.	—	—	—	—	3	871	3	871
Hilton Garden Inn
U.S.	—	—	4	425	728	100,542	732	100,967
Americas (excluding U.S.)	—	—	11	1,571	51	7,664	62	9,235
Europe	—	—	19	3,642	60	9,727	79	13,369
Middle East & Africa	—	—	16	3,400	3	474	19	3,874
Asia Pacific	—	—	47	10,245	1	177	48	10,422
Hampton by Hilton
U.S.	—	—	27	3,519	2,281	224,999	2,308	228,518
Americas (excluding U.S.)	—	—	13	1,644	109	13,305	122	14,949
Europe	—	—	16	2,697	96	14,795	112	17,492
Middle East & Africa	—	—	4	1,238	—	—	4	1,238
Asia Pacific	—	—	—	—	219	35,633	219	35,633
Tru by Hilton
U.S.	—	—	—	—	212	20,664	212	20,664
Americas (excluding U.S.)	—	—	—	—	2	179	2	179
Homewood Suites by Hilton
U.S.	—	—	10	1,172	489	55,819	499	56,991
Americas (excluding U.S.)	—	—	3	406	24	2,688	27	3,094
Home2 Suites by Hilton
U.S.	—	—	2	210	512	53,596	514	53,806
Americas (excluding U.S.)	—	—	—	—	7	753	7	753
Asia Pacific	—	—	—	—	2	275	2	275
Other	—	—	2	1,250	6	1,614	8	2,864
Total hotels	54	18,151	745	234,640	5,978	812,622	6,777	1,065,413
Hilton Grand Vacations	—	—	—	—	60	9,378	60	9,378
Total system	54	18,151	745	234,640	6,038	822,000	6,837	1,074,791
____________
(1)Includes hotels owned or leased by entities in which Hilton owns a noncontrolling financial interest.

HILTON WORLDWIDE HOLDINGS INC.
CAPITAL EXPENDITURES AND CONTRACT ACQUISITION COSTS
(unaudited, dollars in millions)

	Three Months Ended
	December 31,		Increase / (Decrease)
	2021	2020	$	%
Capital expenditures for property and equipment(1)	$18	$8	10	NM(3)
Capitalized software costs(2)	16	8	8	100.0
Total capital expenditures	34	16	18	NM(3)
Contract acquisition costs	40	13	27	NM(3)
Total capital expenditures and contract acquisition costs	$74	$29	45	NM(3)

	Year Ended
	December 31,		Increase / (Decrease)
	2021	2020	$	%
Capital expenditures for property and equipment(1)	$35	$46	(11)	(23.9)
Capitalized software costs(2)	44	46	(2)	(4.3)
Total capital expenditures	79	92	(13)	(14.1)
Contract acquisition costs	200	50	150	NM(3)
Total capital expenditures and contract acquisition costs	$279	$142	137	96.5
____________
(1)Represents expenditures for hotels, corporate and other property and equipment, which include amounts indirectly reimbursed by hotel owners of $3 million and $1 million for the three months ended December 31, 2021 and 2020, respectively, and $6 million and $11 million for the years ended December 31, 2021 and 2020, respectively. Excludes expenditures for FF&E replacement reserves of $18 million for both the three months ended December 31, 2021 and 2020 and $48 million and $57 million for the years ended December 31, 2021 and 2020, respectively.
(2)Includes $12 million and $8 million of expenditures that were indirectly reimbursed by hotel owners for the three months ended December 31, 2021 and 2020, respectively, and $37 million and $39 million for the years ended December 31, 2021 and 2020, respectively.
(3)Fluctuation in terms of percentage change is not meaningful.

HILTON WORLDWIDE HOLDINGS INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES
NET INCOME (LOSS) AND DILUTED EPS, ADJUSTED FOR SPECIAL ITEMS
(unaudited, in millions, except per share data)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2021	2020	2021	2020
Net income (loss) attributable to Hilton stockholders, as reported	$147	$(224)	$410	$(715)
Diluted EPS, as reported(1)	$0.52	$(0.81)	$1.46	$(2.58)
Special items:
Net other expenses from managed and franchised properties	$53	$116	$110	$397
Purchase accounting amortization(2)	12	21	47	164
FF&E replacement reserves	18	18	48	57
Reorganization costs	—	3	—	41
Impairment losses	—	122	—	258
Loss on debt extinguishments(3)	—	48	69	48
Tax-related adjustments(4)	(5)	—	(43)	—
Other adjustments(5)	(3)	(11)	15	28
Total special items before taxes	75	317	246	993
Income tax expense on special items	(20)	(120)	(72)	(250)
Total special items after taxes	$55	$197	$174	$743

Net income (loss), adjusted for special items	$202	$(27)	$584	$28
Diluted EPS, adjusted for special items(6)	$0.72	$(0.10)	$2.08	$0.10
____________
(1)The weighted average shares outstanding used in the calculation of diluted EPS for both the three months and year ended December 31, 2020 were revised from the previously reported amount of 279 million for both periods to 278 million for the three months ended December 31, 2020 and 277 million for the year ended December 31, 2020, as the previously reported dilutive shares were determined to be anti-dilutive as a result of the net loss attributable to Hilton stockholders reported during those periods.
(2)Amounts represent the amortization of finite-lived intangible assets that were recorded at fair value in 2007 when the Company became a wholly owned subsidiary of affiliates of Blackstone Inc. Certain of these assets became fully amortized during the year ended December 31, 2020, and the majority of the remaining assets will be fully amortized during 2023.
(3)The amount for the year ended December 31, 2021 relates to the redemption of the 5.125% Senior Notes due 2026 and includes a redemption premium of $55 million and the accelerated recognition of unamortized deferred financing costs related to the redeemed notes of $14 million. The amounts for the three months and year ended December 31, 2020 relate to the redemptions of the 4.250% Senior Notes due 2024 and the 4.625% Senior Notes due 2025 and include redemption premiums totaling $31 million and the accelerated recognition of unamortized deferred financing costs related to the redeemed notes of $17 million.
(4)The amounts for the three months and year ended December 31, 2021 include income tax benefits recognized related to changes in effective tax rates. The benefits recognized did not have an effect on cash paid for taxes in the periods.
(5)The amounts for the years ended December 31, 2021 and 2020 include costs recognized for certain legal settlements, which were recognized in general and administrative expenses and other expenses, respectively. The amounts for the three months and year ended December 31, 2020 also include gains related to reimbursements by a third party for taxes owed from the sale of a hotel in a prior period, and the year ended December 31, 2020 further includes losses related to the disposal of an investment and the settlement of a debt guarantee for a franchised hotel, which were all recognized in other non-operating income (loss), net. Amounts for all periods include losses (gains) on asset dispositions.
(6)The weighted average shares outstanding used in the calculation of diluted EPS, adjusted for special items, for the three months ended December 31, 2020 was revised from the previously reported amount of 279 million to 278 million, as the previously reported dilutive shares were determined to be anti-dilutive as a result of a net loss, adjusted for special items, reported during the period. For the year ended December 31, 2020, the weighted average shares outstanding used in the calculation of diluted EPS, adjusted for special items, remained unchanged at 279 million shares as net income, adjusted for special items, was reported for the period.

HILTON WORLDWIDE HOLDINGS INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES
ADJUSTED EBITDA AND ADJUSTED EBITDA MARGIN
(unaudited, dollars in millions)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2021	2020	2021	2020
Net income (loss)	$148	$(225)	$407	$(720)
Interest expense	95	113	397	429
Income tax expense (benefit)	89	(124)	153	(204)
Depreciation and amortization expenses	45	62	188	331
EBITDA	377	(174)	1,145	(164)
Loss (gain) on sales of assets, net	(1)	—	7	—
Loss on foreign currency transactions	8	11	7	27
Loss on debt extinguishments	—	48	69	48
FF&E replacement reserves	18	18	48	57
Share-based compensation expense	49	60	193	97
Reorganization costs	—	3	—	41
Impairment losses	—	122	—	258
Amortization of contract acquisition costs	9	7	32	29
Net other expenses from managed and franchised properties	53	116	110	397
Other adjustment items(1)	(1)	(7)	18	52
Adjusted EBITDA	$512	$204	$1,629	$842
____________
(1)The amounts for the three months and year ended December 31, 2021 and the year ended December 31, 2020 include costs recognized for certain legal settlements, severance not related to the reorganization activities undertaken in response to the COVID-19 pandemic and other items. The amounts for the three months and year ended December 31, 2020 include a gain related to the reimbursement by a third party for taxes owed resulting from the sale of a hotel in a prior period, and the year ended December 31, 2020 further includes losses related to the disposal of an investment and the settlement of a debt guarantee for a franchised hotel.

	Three Months Ended		Year Ended
	December 31,		December 31,
	2021	2020	2021	2020
Total revenues, as reported	$1,836	$890	$5,788	$4,307
Add: amortization of contract acquisition costs	9	7	32	29
Less: other revenues from managed and franchised properties	(1,062)	(506)	(3,344)	(2,707)
Total revenues, as adjusted	$783	$391	$2,476	$1,629

Adjusted EBITDA	$512	$204	$1,629	$842

Adjusted EBITDA margin	65.4%	52.2%	65.8%	51.7%

HILTON WORLDWIDE HOLDINGS INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES
NET DEBT AND NET DEBT TO ADJUSTED EBITDA RATIO
(unaudited, dollars in millions)

	December 31,
	2021	2020
Long-term debt, including current maturities	$8,766	$10,487
Add: unamortized deferred financing costs and discount	87	93
Long-term debt, including current maturities and excluding unamortized deferred financing costs and discount	8,853	10,580
Add: Hilton's share of unconsolidated affiliate debt	9	8
Less: cash and cash equivalents	(1,427)	(3,218)
Less: restricted cash and cash equivalents	(85)	(45)
Net debt	$7,350	$7,325

Adjusted EBITDA	$1,629	$842

Net debt to Adjusted EBITDA ratio	4.5	8.7

HILTON WORLDWIDE HOLDINGS INC.
DEFINITIONS

Net Income (Loss), Adjusted for Special Items, and Diluted EPS, Adjusted for Special Items

Net income (loss), adjusted for special items, and diluted earnings (loss) per share ("EPS"), adjusted for special items, are not recognized terms under GAAP and should not be considered as alternatives to net income (loss) or other measures of financial performance or liquidity derived in accordance with GAAP. In addition, the Company's definition of net income (loss), adjusted for special items, and diluted EPS, adjusted for special items, may not be comparable to similarly titled measures of other companies.

Net income (loss), adjusted for special items, and diluted EPS, adjusted for special items, are included to assist investors in performing meaningful comparisons of past, present and future operating results and as a means of highlighting the results of the Company's ongoing operations.

EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin

EBITDA, presented herein, reflects net income (loss), excluding interest expense, a provision for income tax benefit (expense) and depreciation and amortization expenses. Adjusted EBITDA, presented herein, is calculated as EBITDA, as previously defined, further adjusted to exclude certain items, including gains, losses, revenues and expenses in connection with: (i) asset dispositions for both consolidated and unconsolidated equity investments; (ii) foreign currency transactions; (iii) debt restructurings and retirements; (iv) furniture, fixtures and equipment ("FF&E") replacement reserves required under certain lease agreements; (v) share-based compensation; (vi) reorganization, severance, relocation and other expenses; (vii) non-cash impairment; (viii) amortization of contract acquisition costs; (ix) the net effect of reimbursable costs included in other revenues and other expenses from managed and franchised properties; and (x) other items.

Adjusted EBITDA margin represents Adjusted EBITDA as a percentage of total revenues, adjusted to exclude the amortization of contract acquisition costs and other revenues from managed and franchised properties.

The Company believes that EBITDA, Adjusted EBITDA and Adjusted EBITDA margin provide useful information to investors about the Company's financial condition and results of operations for the following reasons: (i) these measures are among the measures used by the Company's management team to evaluate its operating performance and make day-to-day operating decisions and (ii) these measures are frequently used by securities analysts, investors and other interested parties as a common performance measure to compare results or estimate valuations across companies in the industry. Additionally, these measures exclude certain items that can vary widely across different industries and among competitors within the Company's industry. For instance, interest expense and income taxes are dependent on company specifics, including, among other things, capital structure and operating jurisdictions, respectively, and, therefore, could vary significantly across companies. Depreciation and amortization expenses, as well as amortization of contract acquisition costs, are dependent upon company policies, including the method of acquiring and depreciating assets and the useful lives that are used. For Adjusted EBITDA, the Company also excludes items such as: (i) FF&E replacement reserves for leased hotels to be consistent with the treatment of capital expenditures for property and equipment, where payments for such capitalized assets are depreciated over their useful lives; (ii) share-based compensation, as this could vary widely among companies due to the different plans in place and the usage of them; (iii) the net effect of the Company's cost reimbursement revenues and reimbursed expenses, as the Company contractually does not operate the related programs to generate a profit over the terms of the respective contracts; and (iv) other items, such as amounts related to debt restructurings and debt retirements and reorganization and related severance costs, that are not core to the Company's operations and are not reflective of the Company's operating performance.

EBITDA, Adjusted EBITDA and Adjusted EBITDA margin are not recognized terms under GAAP and should not be considered as alternatives, either in isolation or as a substitute, for net income (loss) or other measures of financial performance or liquidity, including cash flows, derived in accordance with GAAP. Further, EBITDA, Adjusted EBITDA and Adjusted EBITDA margin have limitations as analytical tools, may not be comparable to similarly titled measures of other companies and should not be considered as other methods of analyzing the Company's results as reported under GAAP.

Net Debt and Net Debt to Adjusted EBITDA Ratio

Net debt and net debt to Adjusted EBITDA ratio, presented herein, are non-GAAP financial measures that the Company uses to evaluate its financial leverage. Net debt is calculated as: (i) long-term debt, including current maturities and excluding unamortized deferred financing costs and discount, and (ii) the Company's share of unconsolidated affiliate debt; reduced by: (a) cash and cash equivalents and (b) restricted cash and cash equivalents.

Net debt should not be considered as a substitute to debt presented in accordance with GAAP, and net debt to Adjusted EBITDA ratio should not be considered as an alternative to measures of financial condition derived in accordance with GAAP. Net debt and net debt to Adjusted EBITDA ratio may not be comparable to similarly titled measures of other companies. The Company believes net debt and net debt to Adjusted EBITDA ratio provide useful information about its indebtedness to investors as they are frequently used by securities analysts, investors and other interested parties to compare the indebtedness between companies.

Comparable Hotels

The Company defines comparable hotels as those that: (i) were active and operating in the Company's system for at least one full calendar year as of the end of the current period, and open January 1st of the previous year; (ii) have not undergone a change in brand or ownership type during the current or comparable periods reported; and (iii) have not sustained substantial property damage, business interruption, undergone large-scale capital projects or for which comparable results were not available. Of the 6,777 hotels in the Company's system as of December 31, 2021, 5,524 hotels were classified as comparable hotels. The 1,253 non-comparable hotels included 70 hotels, or approximately one percent of the total hotels in the Company's system, that were removed from the comparable group during the last twelve months because they sustained substantial property damage, business interruption, underwent large-scale capital projects or comparable results were otherwise not available.

When considering business interruption in the context of the Company's definition of comparable hotels, no hotel that had completely or partially suspended operations on a temporary basis at any time as a result of the COVID-19 pandemic was excluded from the definition of comparable hotels on that basis alone. Despite these temporary suspensions of hotel operations, the Company believes that including these hotels within the hotel operating statistics of occupancy, average daily rate ("ADR") and revenue per available room ("RevPAR"), if they would have otherwise been included, reflects the underlying results of the business for the years ended December 31, 2021 and 2020.

Occupancy

Occupancy represents the total number of room nights sold divided by the total number of room nights available at a hotel or group of hotels for a given period. Occupancy measures the utilization of the hotels' available capacity. Management uses occupancy to gauge demand at a specific hotel or group of hotels in a given period. Occupancy levels also help management determine achievable ADR pricing levels as demand for hotel rooms increases or decreases.

ADR

ADR represents hotel room revenue divided by the total number of room nights sold for a given period. ADR measures the average room price attained by a hotel, and ADR trends provide useful information concerning the pricing environment and the nature of the customer base of a hotel or group of hotels. ADR is a commonly used performance measure in the industry, and management uses ADR to assess pricing levels that the Company is able to generate by type of customer, as changes in rates charged to customers have different effects on overall revenues and incremental profitability than changes in occupancy, as described above.

RevPAR

RevPAR is calculated by dividing hotel room revenue by the total number of room nights available to guests for a given period. Management considers RevPAR to be a meaningful indicator of the Company's performance as it provides a metric correlated to two primary and key drivers of operations at a hotel or group of hotels, as previously described: occupancy and ADR. RevPAR is also a useful indicator in measuring performance over comparable periods for comparable hotels.

References to occupancy, ADR and RevPAR throughout this press release are presented on a comparable basis, based on the comparable hotels as of December 31, 2021, and references to ADR and RevPAR are presented on a currency neutral basis, unless otherwise noted. As such, comparisons of these hotel operating statistics for the three months and years ended December 31, 2021 and 2020 or 2019 use the foreign currency exchange rates used to translate the results of the Company's foreign operations within its financial statements for the three months and year ended December 31, 2021, respectively.